Legg Mason Partners Small Cap Core Fund Inc.


This MANAGEMENT AGREEMENT ("Agreement")
is made this 1st day of August, 2006,
by and between Legg Mason Partners
Small Cap Core Fund, Inc. (the "Fund")
and Legg Mason Partners Fund Advisor,
LLC, a Delaware limited liability
company (the "Manager").

WHEREAS, the Fund is registered as
a management investment company
under the Investment Company Act
of 1940, as amended (the "1940 Act");

WHEREAS, the Manager is engaged
primarily in rendering investment
advisory, management and administrative
services and is registered as an
investment adviser under the
Investment Advisers Act of 1940,
as amended;

WHEREAS, the Fund wishes to
retain the Manager to provide
investment advisory, management,
and administrative services to the
Fund; and

WHEREAS, the Manager is willing
to furnish such services on the
terms and conditions hereinafter
set forth;

NOW THEREFORE, in consideration
of the promises and mutual
covenants herein contained, it
is agreed as follows:

1.The Fund hereby appoints
the Manager to act as investment
adviser and administrator of the
Fund for the period and on the
terms set forth in this Agreement.
The Manager accepts such appointment
and agrees to render the services
herein set forth, for the
compensation herein provided.
2.The Fund shall at all times
keep the Manager fully informed
with regard to the securities
owned by it, its funds available,
or to become available, for
investment, and generally as
to the condition of its affairs.
It shall furnish the Manager with
such other documents and information
with regard to its affairs as the
 Manager may from time to time
reasonably request.
3.(a)	Subject to the supervision
of the Fund's Board of Directors
(the "Board"), the Manager shall
regularly provide the Fund with
investment research, advice,
management and supervision and
shall furnish a continuous
investment program for the Fund's
portfolio of securities and other
investments consistent with the
Fund's investment objectives,
policies and restrictions, as
stated in the Fund's current
Prospectus and Statement of
Additional Information.  The
Manager shall determine from
time to time what securities
and other investments will be
purchased, retained, sold or
exchanged by the Fund and what
portion of the assets of the
Fund's portfolio will be held
in the various securities and
other investments in which the
Fund invests, and shall implement
those decisions, all subject to
the provisions of the Fund's
Articles of Incorporation and
By-Laws (collectively, the
"Governing Documents"), the
1940 Act, and the applicable
rules and regulations promulgated
thereunder by the Securities
and Exchange Commission (the "SEC")
and interpretive guidance issued
thereunder by the SEC staff and
any other applicable federal
and state law, as well as the
investment objectives, policies
and restrictions of the Fund
referred to above, and any
other specific policies
adopted by the Board and
disclosed to the Manager.
The Manager is authorized as
the agent of the Fund to
give instructions to the
custodian of the Fund as
to deliveries of securities
and other investments and
payments of cash for the
account of the Fund.  Subject
to applicable provisions of
the 1940 Act and direction
from the Board, the investment
program to be provided hereunder
may entail the investment of
all or substantially all of
the assets of the Fund in one
or more investment companies.
The Manager will place orders
pursuant to its investment
determinations for the Fund
either directly with the issuer
or with any broker or dealer,
foreign currency dealer, futures
commission merchant or others
selected by it.  In connection
with the selection of such
brokers or dealers and the
placing of such orders,
subject to applicable law,
brokers or dealers may be
selected who also provide
brokerage and research services
(as those terms are defined in
Section 28(e) of the Securities
Exchange Act of 1934, as amended
(the "Exchange Act")) to the
Fund and/or the other accounts
over which the Manager or its
affiliates exercise investment
discretion.  The Manager is
authorized to pay a broker or
dealer who provides such
brokerage and research
services a commission for
executing a portfolio transaction
for the Fund which is in excess
of the amount of commission
another broker or dealer would
have charged for effecting that
transaction if the Manager
determines in good faith that
such amount of commission is
reasonable in relation to the
value of the brokerage and
research services provided
by such broker or dealer.
This determination may be
viewed in terms of either
that particular transaction
or the overall responsibilities
which the Manager and its
affiliates have with respect
to accounts over which they
exercise investment discretion.
The Board may adopt policies
and procedures that modify and
restrict the Manager's authority
regarding the execution of the
Fund's portfolio transactions
provided herein.  The Manager
shall also provide advice and
recommendations with respect
to other aspects of the business
and affairs of the Fund, shall
exercise voting rights, rights
to consent to corporate action
and any other rights pertaining
to the Fund's portfolio securities
subject to such direction as the
Board may provide, and shall
perform such other functions
of investment management and
supervision as may be directed
by the Board.
(b)Subject to the direction
and control of the Board,
the Manager shall perform
such administrative and
management services as
may from time to time be
reasonably requested by
the Fund as necessary for
the operation of the Fund, such as
(i) supervising the overall
administration of the Fund,
including negotiation of
contracts and fees with and
the monitoring of performance
and billings of the Fund's
transfer agent, shareholder
servicing agents, custodian
and other independent contractors
or agents,
(ii) providing certain compliance,
fund accounting, regulatory reporting,
and tax reporting services,
(iii) preparing or participating in
the preparation of Board materials,
registration statements, proxy
statements and reports and other
communications to shareholders,
 (iv) maintaining the Fund's
existence, and (v) during such
times as shares are publicly
offered, maintaining the
registration and qualification
of the Fund's shares under
federal and state laws.
Notwithstanding the foregoing,
the Manager shall not be deemed
to have assumed any duties with
respect to, and shall not be
responsible for, the distribution
of the shares of any Fund, nor
shall the Manager be deemed to
have assumed or have any responsibility
with respect to functions specifically
assumed by any transfer agent,
fund accounting agent, custodian,
shareholder servicing agent or
other agent, in each case employed
by the Fund to perform such functions.
(c)The Fund hereby authorizes any
entity or person associated with
the Manager which is a member of
a national securities exchange
to effect any transaction on
the exchange for the account
of the Fund which is permitted
by Section 11(a) of the Exchange
Act and Rule 11a2-2(T) thereunder,
and the Fund hereby consents to
the retention of compensation for
such transactions in accordance
with Rule 11a2-2(T)(a)(2)(iv).
Notwithstanding the foregoing,
the Manager agrees that it will
not deal with itself, or with
members of the Board or any principal
underwriter of the Fund, as principals
or agents in making purchases or sales
of securities or other property for the
account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund's then-current Prospectus and
Statement of Additional Information
relative to the Manager and its
directors and officers.

4.Subject to the Board's approval,
the Manager or the Fund may enter
into contracts with one or more
investment subadvisers or
subadministrators, including
without limitation, affiliates
of the Manager, in which the Manager
delegates to such
investment subadvisers or
subadministrators any or
all its duties specified hereunder,
on such terms as the Manager
will determine to be necessary,
desirable or appropriate,
provided that in each case the
Manager shall supervise the
activities of each such
subadviser or subadministrator
and further provided that such
contracts impose on any
investment subadviser or
subadministrator bound thereby
all the conditions to which the
Manager is subject hereunder
and that such contracts are
entered into in accordance with
and meet all applicable requirements
of the 1940 Act.
5.(a)The Manager, at its expense,
shall supply the Board and officers
of the Fund with all information
and reports reasonably required by
them and reasonably available to
the Manager and shall furnish the
Fund with office facilities,
including space,
furniture and equipment and all
personnel reasonably necessary
for the operation of the Fund.
The Manager
shall oversee the maintenance
of all books and records with
respect to the Fund's securities
transactions and the
keeping of the Fund's books of
account in accordance with all
applicable federal and state laws
and regulations.  In
compliance with the requirements
of Rule 31a-3 under the 1940 Act,
the Manager hereby agrees that
any records
that it maintains for the Fund
are the property of the Fund,
and further agrees to surrender
promptly to the Fund
any of such records upon the Fund's
request.  The Manager further agrees
to arrange for the preservation
of the records
required to be maintained by Rule
31a-1 under the 1940 Act for the
periods prescribed by Rule 31a-2
under the
1940 Act.  The Manager shall
authorize and permit any of its
directors, officers and employees,
who may be elected
 as Board members or officers of the
Fund, to serve in the capacities in
which they are elected.
(b)The Manager shall bear all expenses,
and shall furnish all necessary
services,
facilities and personnel, in
connection with its
responsibilities under this Agreement.
Other than as herein specifically indicated,
the Manager shall not
be responsible for the Fund's
expenses, including, without
limitation, advisory fees; distribution fees;
interest;
taxes; governmental fees; voluntary
assessments and other expenses incurred
in connection with membership in investment
company organizations; organization
costs of the Fund; the cost (including
brokerage commissions, transaction
fees or charges, if any) in connection
with the purchase or sale of the Fund's
 securities and other investments and
any losses in connection therewith;
fees and expenses of custodians,
transfer agents, registrars, independent
pricing vendors or other agents;
legal expenses; loan commitment
fees; expenses relating to share
certificates;
expenses relating to the issuing and
redemption or repurchase of the
Fund's shares and servicing
shareholder accounts;
expenses of registering and
qualifying the Fund's shares for
sale under applicable federal
and state law;
expenses of preparing, setting in
print, printing and distributing
prospectuses and statements of
additional
information and any supplements
thereto, reports, proxy statements,
notices and dividends to the Fund's
shareholders;
costs of stationery; website costs;
costs of meetings of the Board or
any committee thereof, meetings of
shareholders and other meetings
of the Fund; Board fees; audit
fees; travel expenses of officers,
members of the
Board and employees of the Fund,
if any; and the Fund's pro rata
portion of premiums on any fidelity
bond and other insurance
covering the Fund and its officers,
Board members and employees;
litigation expenses and
any non-recurring or
extraordinary expenses as may arise,
including, without limitation, those
relating to actions, suits or proceedings to
which the Fund is a party and the
legal obligation which the Fund may
have to indemnify the Fund's Board members
and officers with respect thereto.
6.No member of the Board, officer
or employee of the Fund shall
receive from the Fund any salary
or other compensation as such member of
the Board, officer or employee
while he is at the same time a
director, officer, or employee
of the Manager or any
affiliated company of the Manager,
except as the Board may decide.
This paragraph shall not apply
to Board members,
executive committee members,
consultants and other persons
who are not regular members of
the Manager's or a
ny affiliated company's staff.
7.As compensation for the services
performed and the facilities
furnished and expenses assumed
by the Manager, including the
services of any
consultants retained by the Manager,
the Fund shall pay the Manager,
as promptly as possible after
the last day of each month, a fee, computed
daily at an annual rate set
forth opposite the Fund's
name on Schedule A annexed
hereto, provided however, that
if the Fund invests all or
substantially all of its
assets in another registered
investment company for which
the Manager
or an affiliate of the Manager
serves as investment adviser or
investment manager, the annual
fee computed as set forth
on such Schedule A shall be
reduced by the aggregate management
fees allocated to that Fund for
the Fund's then-current
fiscal year from such other registered
investment company.  The first payment
of the fee shall be made as promptly as
possible at the end of the month
succeeding the effective date of
this Agreement, and shall constitute a
full payment of the fee due the
Manager for all services prior
to that date.  If this Agreement
is terminated as
of any date not the last day of
a month, such fee shall be paid
as promptly as possible after
such date of
termination, shall be based
on the average daily net
assets of the Fund in that period
from the beginning of such
month to such date of termination,
and shall be that proportion of
such average daily net assets as
the number of business
days in such period bears to the
number of business days in such
month.  The average daily net assets of
the Fund shall in all cases
be based only on business days
and be computed as of the time
of the regular close of
business of the New York Stock
Exchange, or such other time as
may be determined by the Board.
8.	The Manager assumes no
responsibility under this Agreement
other than to render the services
called for hereunder, in good faith,
and shall
not be liable for any error of
judgment or mistake of law, or
for any loss arising out of any
investment or
for any act or omission in the
execution of securities transactions
for the Fund, provided that nothing
in this Agreement
shall protect the Manager against any
liability to the Fund to which the
Manager would otherwise be subject by
reason of willful misfeasance, bad faith,
or gross negligence in the performance
of its duties or by reason
of its reckless disregard of its
obligations
and duties hereunder.  As used in
this Section 8, the term "Manager"
shall include any affiliates of the
Manager performing services for the
Fund contemplated hereby and the partners,
shareholders, directors, officers
and employees of the Manager and
such affiliates.
9.	Nothing in this Agreement
shall limit or restrict the right
of any director, officer, or
employee of the Manager who may
also be a Boa
rd member, officer, or employee
of the Fund, to engage in any
other business or to devote his
time and attention in part to the management or other
aspects of any other business,
whether of a similar nature or
a dissimilar nature, nor to limit or restrict the
right of the Manager to engage
in any other business or to
render services of any kind, including investment advisory
and management services, to any
other fund, firm, individual or
association.  If the purchase or sale of securities
consistent with the investment
policies of the Fund or one or
more other accounts of the Manager is considered at or
about the same time, transactions
in such securities will be allocated
among the accounts in a manner deemed
equitable by the Manager.
Such transactions may be
combined, in accordance with applicable laws and regulations, and consistent with the Manager's
policies and procedures as presented
to the Board from time to time.
10.	For the purposes of
this Agreement, the Fund's
"net assets" shall be determined
as provided in the Fund's then-current Prospectus and
Statement of Additional Information
and the terms "assignment,"
"interested person," and "majority of the outstanding
voting securities" shall have
the meanings given to them by
Section 2(a) of the 1940 Act, subject to such exemptions
as may be granted by the SEC by
any rule, regulation or order.
11.	This Agreement will become
effective with respect to the Fund
on the date set forth opposite the
Fund's name on Schedule A annexed hereto,
provided that it shall have been
approved by the Fund's Board and
 by the shareholders of the Fund in accordance with
the re
quirements of the 1940 Act and,
unless sooner terminated as
provided herein, will continue
in effect until
November 30, 2007.  Thereafter,
if not terminated, this
Agreement shall continue in
effect with respect to the
Fund, so long as such continuance is specifically approved at least annually (i) by the Board or
(ii) by a vote of a majority
of the outstanding voting securities of the Fund, provided
that in either event the continuance
is also approved by a majority of
the Board members who are not interested persons
of any party to this Agreement, by
vote cast in person at a meeting called for the purpose of voting on such approval.
12.	This Agreement is terminable
with respect to the Fund without
penalty by the Board or by vote
of a majority of the outstanding voting securities
of the Fund, in each case on not
more than 60 days' nor less than
30 days' written notice to the Manager, or
by the Manager upon not less than
90 days' written notice to the Fund,
and will be terminated upon the mutual written
consent of the Manager and the Fund.
This Agreement shall terminate automatically in the event of its assignment by the Manager and shall
not be assignable by the Fund
without the consent of the Manager.
13.	The Manager agrees that
for services rendered to the Fund,
or for any claim by it in
connection with services rendered to the Fund, it
shall look only to assets of the
Fund for satisfaction and that it
shall have no claim against the assets of any
other portfolios of the Fund.
14.	No provision of this Agreement
may be changed, waived, discharged or
terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or
termination is sought, and no material amendment
of the Agreement shall be effective
until approved, if so required by
the 1940 Act, by vote of the holders of a
 majority of the Fund's outstanding
voting securities.
15.	This Agreement embodies
the entire agreement and
understanding between the parties
hereto, and supersedes all prior agreements and
understandings relating to the
subject matter hereof.  Should
any part of this Agreement be held or made invalid by a court decision, statute, rule or
otherwise, the remainder of
this Agreement shall not be affected thereby.  This Agreement shall be binding on and shall
inure to the benefit of the parties
hereto and their respective successors.
16.	This Agreement shall be
construed and the provisions
thereof interpreted under and
in accordance with the laws of the State of New York.

[signature page to follow]


IN WITNESS WHEREOF, the parties
hereto have caused this Agreement
to be executed by their officers
thereunto duly authorized.
LEGG MASON PARTNERS SMALL CAP CORE FUND, INC.

By:
Name:
Title:


LEGG MASON PARTNERS FUND ADVISOR, LLC

By:
Name:
Title:



Schedule A

Legg Mason Partners Small Cap Core Fund, Inc.

Date:

August 1, 2006

Fee:

The following percentage of the Fund's
average daily net assets: 0.75%